UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 7, 2007

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter

Indiana
(State or Other Jurisdiction of Incorporation

0-9143	35-1150732
(Commission File Number)	(I.R.S. Employer Identification Number)

One Technology Way
Indianapolis, Indiana	46268
(Address of principal executive offices)	(Zip code)

(317) 293-5309
(Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As of December 7, 2007, Hurco Companies, Inc. (the "Company") and JPMorgan Chase Bank, N.A. entered into a new credit agreement (the "U.S. Credit Agreement").  The U.S. Credit Agreement provides to the Company a $30 million unsecured revolving credit and letter of credit facility (the "New U.S. Facility"), and a separate letter of credit facility in the amount of New Taiwan Dollars 100 million (the "Taiwan L/C Facility").  As of the same date, Hurco Europe Limited, a subsidiary of the Company, entered into a £1 million revolving facility agreement with J.P. Morgan Europe Limited (the "New U.K. Facility"), and Hurco Manufacturing Ltd., Taiwan, a subsidiary of the Company ("Hurco Taiwan"), entered into a New Taiwan Dollars 100 million revolving credit agreement with JPMorgan Chase Bank N.A., Taipei Branch (the "Taiwan Facility").  The Company has guaranteed payment of the obligations of its subsidiaries under the New U.K. Facility and the Taiwan Facility.

The New U.S. Facility and the New U.K. Facility are scheduled to mature on December 7, 2012.  The Taiwan Facility is an uncommitted demand credit facility.  In the event the Taiwan Facility becomes unavailable to Hurco Taiwan (including, without limitation, if the lender, at a time there are no defaults under the Taiwan Facility or the New U.S. Facility, elects to terminate the Taiwan Facility), the Taiwan L/C Facility is available to provide credit enhancement to a replacement lender providing a replacement revolving credit facility to Hurco Taiwan.

The U.S. Credit Agreement replaces the Third Amended and Restated Credit Agreement and Amendment to Reimbursement Agreement dated as of December 1, 2003, between the Company and JPMorgan Chase Bank, N.A., as successor to Bank One, N.A (the "Prior Facility"). The Prior Facility was a secured, $8 million 5-year revolving credit facility maturing January 31, 2008.  The New U.K. Facility replaces a credit facility in the maximum amount of £1 million previously extended to Hurco Europe Limited under a loan agreement maturing January 31, 2008 (the “Prior U.K. Facility”).  The Company did not incur any early termination or prepayment penalties in connection with replacement of the Prior Facility or the Prior U.K. Facility.

Borrowings under the New U.S. Facility may be used for general corporate purposes and will bear interest at a LIBOR-based rate or an alternate base rate, in each case, plus an applicable margin determined by reference to the ratio of the interest-bearing debt and obligations and the undrawn face amount of all letters of credit outstanding of the Company and its subsidiaries, on a consolidated basis, to their consolidated EBITDA (as defined in the U.S. Credit Agreement.).  Based on the most recent determination of that ratio, the applicable margin under the New U.S. Facility will be less than would have been in effect under the Prior Facility.  The U.S. Credit Agreement contains customary affirmative and negative covenants and events of default for an unsecured commercial bank credit facility, including, among other things, limitations on consolidations, mergers and sales of assets.  The financial covenants contained in the U.S. Credit Agreement are a minimum quarterly consolidated net income covenant and a covenant establishing a maximum ratio of consolidated total indebtedness to total indebtedness and net worth.  Other covenants contained in the U.S. Credit Agreement are not materially different from those contained in the Prior Facility, except that it no longer includes covenants relating to collateral and required minimum collateral valuations, as the New U.S. Facility is unsecured.  The fixed charge coverage ratio and minimum consolidated net worth financial covenants and the borrowing base restrictions that were part of the Prior Facility were not included in the U.S. Credit Agreement and are no longer applicable.

A copy of the U.S. Credit Agreement is included as Exhibit 10.1 to this filing and is incorporated herein by reference.

Item 1.02                      Termination of a Material Definitive Agreement.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Credit Agreement dated as of December 7, 2007, between Hurco Companies, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HURCO COMPANIES, INC.

By:  /s/ John G. Oblazney
Name:         John G. Oblazney
Title:           Vice President and Chief Financial Officer

Dated:  December 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of December 7, 2007, between Hurco Companies, Inc. and JPMorgan Chase Bank, N.A.